                                                                    Exhibit 99.7

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (the "AGREEMENT") made as of November 12, 1998 among NewStar Media Inc., a California corporation (the "COMPANY"), Apollo Partners, LLC and Ronald Lightstone (each a "PURCHASER" and collectively the "PURCHASERS").

                                   WITNESSETH:

         WHEREAS, the Company desires to sell, and Purchasers desire to purchase, subject to the terms and conditions of this Agreement, shares of the Common Stock of the Company, par value $.01 per share (the "COMMON STOCK");

         WHEREAS, a special committee of the Board of Directors, at a meeting held on November 12, 1998, approved the sale and issuance of Common Stock of the Company to the Purchasers on the terms set forth in this Agreement;

         WHEREAS, the Company and the Purchasers are parties to that certain Stock Purchase Agreement, dated as of July 30, 1998 (the "Stock Purchase Agreement");

         WHEREAS, the Company and the Purchasers desire to adjust the purchase price of the shares of Common Stock purchased by the Purchasers under the Stock Purchase Agreement;

         WHEREAS, a special committee of the Board of Directors, at a meeting held on November 12, 1998, approved the adjustment in the purchase price of the shares of Common Stock purchased under the Stock Purchase Agreement on the terms set forth in this Agreement;

         WHEREAS, this Agreement memorializes the agreement between the Purchasers and the Company concerning the issuance and sale of Common Stock of the Company as approved by the special committee on November 12, 1998 and the adjustment of the purchase price of the shares of Common Stock purchased under the Stock Purchase Agreement.

         NOW, THEREFORE, in the consideration of the foregoing and the covenants, agreements, representations and warranties herein contained, and intending to be legally bound, the parties hereby mutually agree as follows:

                                    SECTION 1

             SALE AND PURCHASE OF THE COMPANY'S SECURITIES; CLOSING

         1.1. SALE OF THE SECURITIES.

              (a) Subject to the terms and conditions herein set forth, the Company agrees to sell and issue to the Purchasers, and each Purchaser agrees to purchase from the Company, Common Stock of the Company as follows:

                  (i) On the Closing Date (as hereinafter defined) Apollo
              Partners, LLC ("Apollo") shall purchase 425,591 of Common
              Stock of the Company for a purchase price of $0.719 per share or an aggregate of $305,999.93

                  (ii) On the Closing Date, Ronald Lightstone ("LIGHTSTONE")
              shall purchase 47,288 shares of Common Stock of the Company for $0.719 per share or an aggregate of $34,000.07.

                  The shares being purchased hereunder are hereinafter
              referred to as the "PURCHASED SHARES".

              (b) In connection with the purchase of the Purchased Shares, each Purchaser shall have the right to assign all or a portion of its rights (but not its obligation) to purchase such Purchased Shares from the Company under this Agreement to any person, provided such person submits to the Company at the Closing a certificate setting forth the representations in Section 3 below. Any such assignees shall be deemed a "Purchaser" hereunder.

              (c) In connection with the sale and issuance of the Purchased Shares, the Company agrees to register the Purchased Shares as set forth in the form of Registration Rights Agreement annexed hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT").

         1.2. CLOSING. The closing of the issuance and sale of the Purchased Shares to the Purchasers (the "CLOSING") shall take place at the offices of the Company on or before November 16, 1998 (the date on which the Closing actually takes place being referred to as the "CLOSING DATE").

         1.3. DELIVERY. At the Closing, the Company shall issue and deliver to each Purchaser a certificate or certificates, registered in the name of the Purchaser, representing the Purchased Shares being purchased by such Purchaser, against delivery to the Company of the Purchase Price therefor by wire transfer and shall execute and deliver the Registration Rights Agreement.

         1.4. ADJUSTMENT TO NUMBER OF SHARES PURCHASED. Notwithstanding anything to the contrary contained herein, if, after the date of this Agreement and prior to the Closing Date, the Company shall have issued Common Stock to persons other than Apollo and Lightstone with the effect of increasing the net tangible assets of the Company above $2,360,000 (a "Stock Issuance"), the number of shares of Common Stock to be purchased by the Purchasers hereunder shall be determined in accordance with the following formula:

                           Number of Shares = $2,700,000 - Net Tangible Assets
                                              --------------------------------
                                                              $0.719

Where "Net Tangible Assets" is the net tangible assets of the Company based on the Company's balance sheet as at September 30, 1998 and giving pro forma affect to all Stock Issuances.

The number of shares of Common Stock to be purchased by Apollo shall equal 90% of such adjusted number of shares and the number of shares of Common Stock to be purchased by Lightstone shall equal 10% of such adjusted number of shares.

         1.5  ADJUSTMENT OF PURCHASE PRICE

              (a) In consideration of the purchase of the Purchased Shares by Apollo and Lightstone, the Company hereby grants to Apollo and Lightstone the option to, and upon exercise of such option agrees to, adjust the purchase price of the shares of Common Stock purchased by Apollo and Lightstone under the Stock Purchase Agreement. The purchase price shall be adjusted to equal $0.719 per share.

              (b) The adjustment to the purchase price shall be effective at the option of Apollo and/or Lightstone on any date during the period commencing on November 16, 1998 and ending on January 10, 1999. Apollo and/or Lightstone shall also have the option of electing not to adjust the purchase price. If Apollo and/or Lightstone do not notify the Company on or before January 10, 1999 that it and/or he elects to adjust the purchase price, the purchase price shall not be adjusted.

              (c) Upon notification by Apollo that it has elected to exercise its option to adjust the purchase price, the Company shall issue 1,738,526 shares of Common Stock to Elkes Limited Partnership (an assignee of Apollo under the Stock Purchase Agreement) and 1,738,526 shares of Common Stock to Gorman Limited Partnership (an assignee of Apollo under the Stock Purchase Agreement). Upon notification by Lightstone that he has elected to exercise his option to adjust the purchase price, the Company shall issue 347,705 shares of Common Stock to Lightstone. The shares to be issued upon exercise of such option are referred to as the "OPTION SHARES", and together with the Purchased Shares are referred to as the "SHARES". The Option Shares shall be deemed shares issued under the Stock Purchase Agreement and shall have all of the registration rights of the shares issued under the Stock Purchase Agreement in accordance with the Registration Rights Agreement, dated as of August 31, 1998, entered into in connection therewith.

              (d) This Section 1.5 shall supersede Section 1.4 of the Stock Purchase Agreement.

                                    SECTION 2
                  THE COMPANY'S REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Purchasers the following:

         2.1. ORGANIZATION AND STANDING OF THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own and lease its properties and assets and to conduct its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property in the course of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

         2.2. AUTHORIZATION. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to carry out the transactions contemplated hereby and thereby. The terms and provisions of this Agreement and the Registration Rights Agreement have been reviewed by a Special Committee of the Board of Directors composed of independent directors of the Company. The members of the Special Committee have unanimously recommended that this Agreement and the Registration Rights Agreement be approved, authorized, executed and delivered. The execution, delivery, and performance of this agreement and the Registration Agreement by the Company have been duly authorized by all requisite corporate action, and this Agreement has been, and the Registration Rights Agreement when executed and delivered by the Company will be, duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles.

         2.3. CAPITAL STOCK. The authorized shares of the Company consist of 20,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, $.01 par value per share, of which 400,000 shares have been designated Series A Preferred Stock, 5,000 shares have been designated Series B Preferred Stock, and 5,000 shares have been designated Series C Preferred Stock, 400,000 shares have been designated Series D Preferred Stock and 1,500 shares have been designated Series E Preferred Stock. There are no voting trusts or other agreements or understandings known to the Company with respect to the voting of the capital stock of the Company.

         2.4. ISSUANCE OF THE SHARES. The sale, issuance and delivery of the Shares in accordance with the terms of this Agreement have been authorized by all necessary corporate action, and the Shares when sold, issued and delivered, against the full payment of the purchase price will be duly and validly issued, fully paid and nonassessable. The sale, issuance and delivery of the Shares are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

         2.5. CONSENTS AND APPROVALS. Except for filings under Federal and applicable state securities laws, no permit, consent, approval or authorization of or declaration to or filing with any governmental authority, not made or obtained, is required in connection with the execution or delivery of this Agreement by the Company, the offer, sale, issuance or delivery of the Shares, or the carrying out by the Company of the transactions contemplated hereby.

         2.6. PRIVATE OFFERING. Neither the Company nor anyone acting on behalf of the Company has offered the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with, any individual or entity in connection with the sale of such securities other than a limited number of investors, including the Purchasers. Assuming the accuracy of each Purchaser's representations contained in Section 3 of this Agreement, the offer, issuance and delivery of the Shares are exempt from registration under the Securities Act of 1933, as amended (the "1933 ACT"), and all action required to be taken prior to the offer or sale of the Shares has been taken under the applicable state securities laws.

         2.7. NO CONFLICT WITH LAW OR DOCUMENTS. The execution, delivery, and performance by the Company of this Agreement and the Registration Rights Agreement, and the performance by the Company of its obligations under such documents, and the sale, issuance and delivery of the Shares, will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws, or any provision of any indenture, agreement or other instrument by which the Company or any of its properties or assets is bound or affected, or conflict with, result in a breech of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

         2.8. DISCLOSURE. Neither this Agreement nor any other document, certificate, instrument or statement furnished or made to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made.

         2.9. LITIGATION. Except as disclosed in the Company's public filings and in Schedule 2.9, there are no (a) actions or suits individually in excess of $50,000 or in the aggregate in excess of $250,000, or any proceedings or investigations at law or in equity or by or before any governmental instrumentality or other agency now pending or to the Company's knowledge, threatened against or adversely affecting the Company, or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against or affecting the Company, except as in all matters under (a) and (b), which are not reasonably expected to result in a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole (a "MAE"), or are covered by appropriate amounts of insurance.

         2.10. SUBSIDIARIES. Except for NewStar Worldwide Inc., NewStar Television Inc., Dove Four Point, Inc., Dove Audio, Inc., Dove Entertainment, Inc., Dove Retail, Inc., Family Blessings Productions Inc. and Empire Burbank Studios, the Company has no subsidiaries and does not own any interest directly or indirectly, in any other corporation, partnership, joint venture or other enterprise or entity.

         2.11. INTELLECTUAL PROPERTY.

               (a) To the best knowledge of the Company the Company, owns, is licensed or otherwise has the right to all intellectual property relating to its audio titles, books, films and television products (the "Products") and all rights to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights (collectively, including with respect to the intellectual property relating to the Products, the "RIGHTS") being used to conduct its business as now operated. The Company has made available to the Purchasers a complete set of all agreements permitting the Company to use the Rights of the third parties or allowing third parties to use the Rights of the Company.

               (b) No Right or Product presently sold by or employed by the Company, or which the Company contemplates selling or employing, infringes upon the Rights that are owned by any third party except as would not result in a MAE.

               (c) No litigation is pending and no claim has been made against the Company, or to the best of the Company's knowledge, is threatened, contesting the right of the Company to sell or use any Right or Product presently sold or employed by the Company, except as disclosed in the Company's public filings or except which would result in a MAE.

               (d) Except as disclosed in the Company's public filings, no employee, officer or consultant of the Company has any proprietary, financial or other interest in any Right owned or used by the Company which entitles such person to the payment of an amount in excess of $10,000 with respect to any single Right, or $25,000 with respect to all Rights in which such person has an interest.

               (e) The Company has taken reasonable measures to protect and preserve the security, confidentiality and value of its Rights, including trade secrets and other confidential information.

         2.12. UNDISCLOSED LIABILITIES. Except for the agreements and obligations listed on the balance sheet for the Company included in its Quarterly Report on Form 10-QSB for the three months ended September 30, 1997, to the best of the Company's knowledge, the Company does not have any outstanding liability except for liabilities incurred in the ordinary course of business which are either for amounts less than $50,000 or are cancelable on not more than 30 days notice. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that could reasonably be expected to result in a MAE.

         2.13. TITLE TO PROPERTIES. The Company has good and marketable title to all of its owned properties and assets, free and clear of all mortgages, pledges, security interests, liens, charges and encumbrances, except for Permitted Encumbrances (as defined below). The Company enjoys peaceful and undisturbed possession under all leases relating to real property and all other leases (other than immaterial leases which can be replaced on substantially the same terms) necessary for the operation of the business; and all such leases are valid and subsisting and in full force and effect. As used herein, "PERMITTED ENCUMBRANCES" means any mortgages, pledges, security interests, liens, charges and other encumbrances (i) disclosed in the Company's public filings to the date hereof or permitted under the Company's credit facility with The Chase Manhattan Bank, (ii) liens for current taxes, assessment and other governmental charges not overdue (other than liens, assessments or charges being contested in good faith), (iii) mechanic's material men's and similar liens which may have arisen in the ordinary course of business and which, in the aggregate, would not be material to the financial condition of the Company, (iv) security interests securing indebtedness not in default for the purchase price of or lease rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business, and (v) minor imperfections of title, if any, not material in amount and not materially detracting from the values or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

         2.14. REAL PROPERTY. Other than the premises containing the Company's headquarters located at 8955 Beverly Boulevard, Los Angeles, California, the Company owns no real property.

         2.15. TAXES.

               (a) The Company has timely filed all federal, state and local income tax returns and has timely filed with all appropriate governmental agencies all sales, ad valorem, franchise and other tax, license, gross receipts and other similar returns and reports required to be filed by the Company. The Company has reported all taxable income and losses on those returns on which such information is required to be reported, and paid or provided for the payment of all taxes on said returns or taxes due pursuant to any assessment received by it, including without limitation, any taxes by law to be withheld and/or paid in connection with any officer's or employee's compensation or due pursuant to any assessment received by it. There are no agreements for the extension of time for the assessment or payment of any amounts of tax. The Company had made available to the Purchasers for inspection copies of income tax returns that are true and complete copies of the federal applicable state, local or other income tax returns filed by the Company.

               (b) The Company had paid all tax liabilities of the Company arising through the end of the taxable year ended December 31, 1997. All tax liabilities of the Company arising after December 31, 1997 have been paid or adequately disclosed and properly reserved for on the books and records and financial statements of the Company. Except for current audits by the Internal Revenue Service of Dove Four Point, Inc. for the 1994 tax year and Dove Audio for the 1994 tax year, no federal or applicable state, local or other tax return of the Company for any period has been or is currently under audit by the Internal Revenue Service or any state, local or other tax authorities. Except for an assessment by Michigan, for approximately $90,000, no claim has been made by federal, state, local or other authorities relating to such returns or any audit. For purposes of this section the word "timely" shall mean that such returns were filed within the time prescribed by law for the filing thereof, including the time permitted under any applicable extensions. The Company is not aware of any facts which it believes would constitute the basis for the proposal of any material tax deficiencies for any unexamined year. All taxes which the Company is required by law to withhold and collect have been duly withheld and collected, and has been timely paid over to the proper authorities to the extent due and payable.

         2.16. ENVIRONMENTAL MATTERS. The Company has complied with each and is not in violation of any, federal, state or local law, regulation, permit, provision or ordinance relating to the generation, storage, transportation, treatment or disposal of hazardous, toxic or polluting substances, except where such noncompliance or violation could not reasonably be expected to result in a MAE. The Company has obtained and adhered to all necessary permits and other approvals necessary to store, dispose, and otherwise handle hazardous, toxic and polluting substances, the failure of which to obtain or adhere to could not reasonably be expected to result in a MAE. The Company has reported, to the extent required by federal, state and local law, all past and present sites where hazardous, toxic or polluting substances, if any, from the Company have been treated, stored or disposed. The Company has not transported any hazardous, toxic or polluting substances or arranged for the transportation of such substances to any location which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under the Compensation and Liability Act of 1980, as amended which claims would result in a MAE.

         2.17. COMPLIANCE WITH LAW.

               (a) The Company is not in default under any order of any court, governmental authority or arbitration board or tribunal to which the Company was subject or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or employment matters) to which the Company is or was subject, in each case, that could reasonably be expected to result in a MAE. The business is being conducted in compliance with all applicable laws ordinances, rules and regulations applicable to the Company, the non-compliance with which could reasonably be expected to have a MAE. The Company has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which failure could have a MAE.

               (b) The Company has filed all documents (the "FILINGS") required to be filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and true, correct and complete copies of the Filings have been made available to the Purchasers. The Filings complied in all material respects with the requirements of the 1933 Act and the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to render the statement not misleading in the light of the circumstances in which they were made. The Company has filed in a timely manner all reports required to be filed since June 10, 1997. For purposes of this section the word "timely" shall have the meaning given in Section 2.15

         2.18. EMPLOYEE BENEFIT PLANS.

               (a) The Company has complied and currently is in compliance, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Codes of 1954 and/or 1986,as amended respectively (the "CODE"), with respect to each "employee benefit plan" as defined under Section 3(3) of ERISA ("Plan") which the Company (i) has ever adopted, maintained, established or to which the Company has ever been required to contribute or to which the Company has ever contributed or (ii) currently maintains or to which the Company currently contributes or is required to contribute or (iii) currently participates in or is required to participate in or is required to participate in, except in each case or all cases in the aggregate where such noncompliance would not result in a MAE.

               (b) The Company has never maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to contribute to, or otherwise participated in or been required to participate in, a "multi-employer plan" (as defined in Section 3 (37) of ERISA). No amount is due or owing from the Company on account of a "multi-employer plan" (as defined in Section 3(37) of ERISA) of on account of any withdrawal therefrom.

               (c) Notwithstanding anything else set forth herein, the Company has not incurred any material liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV or ERISA and other than liability for premiums due to the Pension Benefit Guaranty Corporation), the Code or other applicable law, which has not been satisfied or reserved in full, and no event has occurred, and there exists no condition or set of circumstances which could result in the imposition of any material liability with respect to the Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV or ERISA), the Code or other applicable law with respect to the Plan.

               (d) The Company has not committed itself, orally or in writing, to (i) provide or cause to be provided to any person now or at any time covered by an Plan and payments or benefits, which are material either singly or in the aggregate, in addition to, or in lieu of, those payments or benefits set forth under any Plan, or (ii) continue the payment of, or accelerate the payment of, benefits, which are material either singly or in the aggregate, under any Plan, except as expressly set forth thereunder. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been made available to the Purchasers.

               (e) Except for the Employment Termination Agreement with the Viners, the employment agreements with Messrs. Ziskin and Lightstone and agreements with various industry guilds, the Company has not committed itself, orally or in writing, to provide or cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit, or similar benefit to any person (including, without limitation, any former or current employee) except as set forth under any Plan, except for such benefits which individually or in the aggregate are not material. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been made available to the Purchasers.

         2.19. INSURANCE. All policies of liability, theft, fidelity, business interruption, life, fire, product liability, workmen's compensation, health and other forms of insurance held by the Company are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are paid to date. To the best of the Company's knowledge, the amounts of coverage under such policies of insurance for the assets and properties of the Company are adequate against risks usually insured against by persons operating similar businesses and operating similar properties.

         2.20. REGISTRATION RIGHTS. Except as contemplated by or described in the Registration Rights Agreement, as disclosed in the Stock Purchase Agreement dated as of March 27, 1997 among Dove Entertainment, Inc. and the persons listed therein and as contemplated by the agreements with Media Equities International, Michael Viner and Deborah Raffin, Apollo, Lightstone, Michael Yageman, John Tinker, Steven Soloway, Tin Man, Leopold, Petrich & Smith and Custom Duplicating, no person has any right to cause the Company to effect the registration under the 1933 Act of any of the Company's debt or equity securities.

                                    SECTION 3
                   PURCHASERS' REPRESENTATIONS AND WARRANTIES

         Each Purchaser represents and warrants to the Company the following:

         3.1. AUTHORIZATION. Such Purchaser has all requisite power and authority to execute this Agreement and the Registration Rights Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by such Purchaser have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by such Purchaser and the Registration Rights Agreement when duly executed and delivered by such Purchaser will constitute its valid and binding obligation, enforceable against such Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles.

         3.2. PURCHASE FOR INVESTMENT. The Shares are being acquired by such Purchaser for its own account, not as a nominee or agent, for investment and not with a view to resale or distribution within the meaning of the 1933 Act, and the rules and regulations thereunder, and such Purchaser will not distribute the Shares in violation or contravention of the 1933 Act. Such Purchaser is not aware of any facts or circumstances that contradict the representation in the first sentence of Section 2.6.

         3.3. RESTRICTIONS ON TRANSFER. The Purchaser acknowledges that (a) the Shares are not registered under the 1933 Act as of the Closing Date, (b) the Shares will not be transferable unless so registered or unless an exception for such registration is applicable and (c) certificates representing the Shares will bear a legend substantially in the following form:

                  "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES MAY BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

         3.4. SOPHISTICATION: ACCESS TO INFORMATION.

              (a) Such Purchaser represents and warrants to the Company, that such Purchaser and if such Purchaser is a limited liability company each member of such Purchaser (i) is an "accredited investor" as defined in the 1933 Act and is financially able to purchase the Shares (ii) is fully capable of understanding the type of investment being made pursuant to this Agreement, and the risks involved in connection therewith, (iii) believes that the nature of the Shares is consistent with their overall investment programs and financial position, (iv) recognizes that there are substantial risks involved in their purchase of the Shares, (v) is capable of bearing the economic risk of its investment for an indefinite period of time and can afford a complete loss of its investment, (vi) has adequate means of providing for their current liquidity needs, (vii) has no need for liquidity of their investment, (viii) is not expecting any short term income from their investment and (ix) has no reason to anticipate any change in personal circumstances, financial or otherwise, which may cause or require any sale of the Shares.

              (b) Such Purchaser acknowledges to the Company that it has had the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of the (i) purchase and delivery of the Shares and (ii) business and financial conditions of the Company; and such Purchaser has received to its satisfaction, such additional information about the business and financial conditions of the Company and the terms and conditions of the purchase and delivery of the Shares, as it has requested.

                                    SECTION 4
                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

         The Company's obligation to sell, issue and deliver the Purchased Shares on the Closing Date as specifically provided, is subject to the fulfillment to its satisfaction of the following conditions:

         4.1. REPRESENTATIONS AND WARRANTIES. On the Closing Date, the representations and warranties contained in Section 3 hereof shall be true and correct with the same effect as though made on and as of the Closing Date.

         4.2. NO INJUNCTION. There shall not be any pending or threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation questioning the validity of this Agreement or the transactions contemplated hereby.

                                    SECTION 5
                      AFFIRMATIVE COVENANTS OF THE COMPANY

         5.1. ANNOUNCEMENTS. The Purchasers acknowledge that the Company may be required by law to make certain announcements regarding the transaction contemplated hereby. The content of any such public announcement by either party will be subject to review and approval of the other party, such delivery and review of content constituting such public announcement shall be timely and approval shall not be unreasonably withheld.

         5.2. INDEMNIFICATION.

              (a) The Company (together with its successors and assigns, the "INDEMNIFYING PARTY") shall indemnify and hold harmless each Purchaser, its principals, employees (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an Indemnified Party) in any action or proceeding between an Indemnifying Party and Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise, or other liabilities (collectively, the "LIABILITIES") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of an Indemnifying Party to such Indemnified Party in this Agreement, or any legal, administrative or other actions (including actions brought by any equity holder of the Company) or derivative actions brought by any third party claiming through or in Indemnifying Party's name), proceedings or investigations whether formal or informal), or written threats thereof, based upon, relating to or arising out of any breach of any representation or warranty, covenant or agreement of an Indemnifying Party to such Indemnified Party in this Agreement; including the enforcement by any Indemnified Party of its rights hereunder. For purposes of this Section 5.2, "losses" shall include, but not be limited to, a diminution in value of the Purchased Shares resulting from or arising out of any breach of any representation or warranty, covenant or agreements of an Indemnifying Party in this Agreement.

              (b) To the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of the Liabilities which shall be permissible under applicable laws.

              (c) In connection with the obligation of the Indemnifying Party to indemnify for or contribute towards expenses as set forth above, the Indemnifying Party further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Indemnifying Party and such Indemnified Party, or Parties, and any third party otherwise) as they are incurred by such Indemnified Party subject to an undertaking to reimburse such amounts if determined not entitled to it.

         5.3. FINANCIAL STATEMENTS AND REPORTS. For so long as the Purchasers continue to hold in the aggregate at least 1% of the outstanding shares of Common Stock, the Company shall furnish to the Purchasers the following financial statements and reports:

              (a) Within the period prescribed by the Securities and Exchange Commission (the "COMMISSION"), an audited balance sheet, and related audited statements of income, cash flows and shareholders' equity of the Company as of and for such fiscal year prepared in accordance with GAAP, consistently applied, and accompanied by the opinion of the Company's regularly engaged firm of independent certified public accountants.

              (b) Within the period prescribed by the Commission, a quarterly balance sheet and statements of income, cash flows and stockholders' equity of the Company as of and for such quarter and the year to date and as of and for the corresponding periods of the preceding fiscal year. The interim statements described above shall be unaudited, but prepared in accordance with GAAP, subject only to normal year-end adjustments and shall be certified by the Chief Financial Officer of the Company; and

              (c) Promptly upon their becoming available, the Company shall deliver to the Purchasers copies of (i) all financial statements, reports, notices and proxy statements sent or made available to shareholders by the Company, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company with any securities exchange or with the Commission or any governmental or private regulatory authority, and
(iii) all press releases and other statements made available by the Company to the public concerning material developments in the business of the Company.

         5.4. ACCESS. The Company shall during usual business hours and upon reasonable notice, permit the Purchasers' duly authorized representatives to visit and inspect the properties of the Company, to examine the stock register, books and record of account and records of the proceedings of the incorporators, stockholders and directors and to make copies or extracts therefrom, and to discuss the Company's business with its officers and directors.

         5.5. OTHER FILINGS AND DISSEMINATION OF MATERIAL. For so long as the Purchasers continue to hold in the aggregate at least 1% of the outstanding shares of Common Stock:

              (a) The Company shall make and keep public information available as those terms are understood and defined in Rule 144 promulgated under the 1933 Act.

              (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under the Exchange Act at any time.

              (c) The Company shall furnish to the Purchasers a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act as the Purchasers may reasonably request to avail itself of any rule or regulation of the Commission allowing such holder to sell any such securities without registration.

                                    SECTION 6
                        NEGATIVE COVENANTS OF THE COMPANY

         6.1. NEGATIVE COVENANTS.

              (a) So long as the Purchasers continue to hold not less than an aggregate of 750,000 shares of Common Stock, the Company hereby covenants and agrees with the Purchasers that without the consent of the Purchasers, which right of consent shall be exercised in good faith and in a commercially reasonable manner,

              (i) the Company will not;

                  (A)   adopt an annual budget;

                  (B) incur any debt for borrowed money or sell and issue any debt or equity securities other than compensation for employees, directors and consultants or pursuant to any options, warrants or convertible securities outstanding on the date hereof;

                  (C) change or alter its principal business or enter into any new business (it being understood that exploiting ancillary rights shall not be considered new business).

              (ii) no executive officer of the Company will knowingly:

                  (A) hire any executive that earns in excess of $100,000 per year;

                  (B) make any changes or additions to the Company's auditors, consultants or principal outside counsel;

                  (D) commence any litigation not in the ordinary course of business or settle any litigation not in the ordinary course of business or where the amount to be paid by the Company is $25,000 or more;

                  (E) acquire any assets where the required payment by the Company is in excess of $155,000 or sell or license outside of the ordinary course of business assets where the payment to the Company is in excess of $155,000, including film, audio or publishing rights;

                  (F) commence active pre-production for (I) any television movie-of-the-week, special or mini-series, unless the license fee payable (or previously paid) for such program by the U.S. broadcast or cable network together with bankable foreign licenses is at least equal to the budgeted negative cost (including all normal and customary production budget items including for functions performed by the Company and including a customary contingency of 10%, minus $250,000 and the Company reasonably believes that additional revenues from uncommitted territories is reasonably likely to generate revenues in excess of $250,000 in the two years from the date of commencement of such pre-production,
                        (II) any episodic television series unless the budgeted negative cost (including all normal and customary production budget items including for functions performed by the Company and including a customary contingency of 10%) per episode is less than $150,000 and at least 80% of such negative cost will be funded by a U.S. broadcast or cable network and the Company reasonably believes that additional revenues from uncommitted territories is reasonably likely to generate revenues in excess of the unfunded amount within two years from the date of commencement of such production; or (III) engage in the production of a theatrical feature film, except to the extent the Company's commitments are less than $250,000 and the Company reasonably believes that expected revenue from such film will be in excess of all costs relating thereto, including the amount of the Company's commitment;

                  (G) issue any financial press releases or publicly issue or otherwise publicly discuss the Company's projected financial results (it being understood that the foregoing is not intended to restrict comments in general terms as to the anticipated success of any particular project).

              (b) For purposes of this Section 6.1 only, Apollo and Lightstone jointly shall from time to time designate a person (a "Representative") by written notice to the Company, who shall have the authority as between the Company and the Purchasers to give or withhold the Purchasers' consent as contemplated in this Section 6.1, which Representative shall, until further notice, be Ronald Lightstone.

         6.2. REMEDY. In the event that the Company breaches any of the covenants set forth in Section 6.1, and such breach is continuing unremedied for a period of thirty (30) days after notice thereof is given to the Company by both of Apollo and Lightstone, then the Company shall immediately upon written demand by both of Apollo and Lightstone take all steps necessary or appropriate to elect its Board of Directors two additional directors nominated by both of Apollo and Lightstone, including calling a special meeting for such purpose, which directors shall continue to serve until the earlier of the annual meeting of the shareholders of the Company next following the cure of the breach which gave rise to the exercise of rights under this Section 6.2, or until the Purchasers no longer own at least 750,000 common shares. If shareholder approval shall be required for such election of such additional directors, whether for an approval of an amendment to the Company's By-Laws or otherwise, such appointment shall be subject to such shareholder approval and the Company shall use its best efforts to obtain such shareholder approval. The rights afforded to the Purchaser hereunder shall arise each time there is a breach of the covenants set forth in section 6.1 and shall be severable with respect thereto, provided in no event shall this Section entitled the Purchasers to have more than two additional directors designated at any one time.

                                    SECTION 7
                                  MISCELLANEOUS

         7.1. PAYMENT OF EXPENSES: COUNSEL. The Company shall pay all expenses, including the reasonable fees and expenses of the Purchasers' counsel (if any), incurred by the Company and/or the Purchasers in connection with the sale, issuance and delivery of the Shares pursuant to this Agreement and the execution, delivery and performance of this Agreement.

         7.2. TRANSFER OF TAXES. The Company will pay, and hold the Purchasers harmless against, liability for the payment of any transfer or similar taxes payable in connection with the initial sale, issuance and delivery of the Shares.

         7.3. BROKER OR FINDER. The parties individually represent and warrant that, to the best of their individual knowledge, no broker or finder has acted for it in connection with this Agreement or the transactions contemplated by this Agreement and that no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by such party. The Company shall indemnify the Purchasers and the Purchasers shall indemnify the Company against, and hold it harmless from, any claim, liability, cost or expense (including reasonable attorneys' fees and expenses) resulting from any agreement, arrangement or understanding made by the Company or the Purchasers, as the case may be.

         7.4. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with laws of the State of New York, without reference to conflict of law provisions.

            7.5. NOTICE. Any notice or other communication required or permitted hereunder shall be sufficiently given only if sent by facsimile transmission or by registered or certified mail, postage prepaid, addressed as follows or to such other address or addresses as may hereafter be furnished in writing by notice similarly given by one party or to the other:

                  To the Company:   NewStar Media Inc.
                                    8955 Beverly Boulevard
                                    Los Angeles, CA  90048
                                    Facsimile:  (310) 724-7146

                  The Purchasers:   Apollo Partners Ltd.
                                    1 Stamford Plaza, 12th Floor
                                    Stamford, CT  06901

                                    Ron Lightstone
                                    NewStar Media
                                    8955 Beverly Blvd.
                                    Los Angeles, CA  90048

                  With a required
                  copy to: Morrison Cohen Singer & Weinstein, LLP 750 Lexington Avenue
                                    New York, New York  10022
                                    Attn:    Peter D. Weinstein, Esq.
                                             Jack Levy, Esq.
                                    Telephone:  212-734-8600
                                    Facsimile:   212-735-8708

         7.6. ENTIRE AGREEMENT. This Agreement including the Appendix, Schedules and Exhibits hereto, contain the entire agreement and understanding among the parties with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. All references herein to this Agreement shall specifically include, incorporate and refer to the Appendix, Schedules and exhibits attached hereto which are hereby made a part hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by the parties.

         7.7. SEVERABILITY. If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effects the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

         7.8. HEADINGS. The headings of the Sections of this Agreement are reinstated for convenience of reference only and shall not be considered a part hereof.

         7.9. COUNTERPARTS. This agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                         SIGNATURE PAGES ON NEXT PAGE

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date set forth above.

                                THE COMPANY:

                                NEWSTAR MEDIA INC.

                                By:/s/ Neil Topham
                                   ---------------------------------------------
                                   Name: Neil Topham
                                   Title:  Vice President & Chief
                                           Financial Officer

                                THE PURCHASERS:

                                APOLLO PARTNERS, LLC

                                By:/s/ Terrence A. Elkes  Kenneth F. Gorman
                                   ---------------------------------------------
                                   Name: Terrence A. Elkes  Kenneth F. Gorman
                                   Title:

                                /s/ Ronald Lightstone
                                --------------------------------------
                                Ronald Lightstone

                                  SCHEDULE 2.9

Saskatchewan Film and Video Development Corporation and The Edge Productions Corp. v. Dove Audio, Inc. (United States District Court Central District of California 98-3760 GHK (SHx))

Larry Flynt v. Dove Audio, Inc.; Dove Books; Dove Entertainment, Inc. (Los Angeles Superior Court BC194869)

Creditors' House v. NewStar Media Inc. (Los Angeles Municipal Court 98E05530)

National Commercial Recovery v. Dove Audio (Los Angeles Municipal Court
98K08000)

Goodman v. Buena Vista Television, Inc. et al. (U.S.D.C. No. CV 98-0218 DT
(VAPx))

R.R. Donnelly Receivable v. NewStar Inc. (Los Angeles Superior Court BC187902)

Time Warner City Cable Advertising, Inc. v. Dove Entertainment (Beverly Hills Municipal Court 90 C 00639)

Joanne Parrent v. Michael Viner and Dove Entertainment (Los Angeles Superior Court BC183507)

Mattken Corp. V. NewStar Media (Los Angeles Superior Court BC 191736)

Palisades Pictures LLC, Nothing to Lose Productions Inc., CUB Films, Mark Severini, Eric Bross and Jeff Dowd v. Dove International, Inc., Dove Audio, Inc. and NewStar Media Inc. (Los Angeles County Superior Court BC 194069)

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT dated as of November 12, 1998, by and among NewStar Media Inc., a California corporation (the "COMPANY"), and Apollo Partners, LLC and Ronald Lightstone, as Purchasers (each a "PURCHASER" and collectively, the "PURCHASERS").

         WHEREAS, the Purchasers are acquiring securities of the Company pursuant to a Stock Purchase Agreement dated the date hereof among the Company and the Purchasers (the "STOCK PURCHASE AGREEMENT"; capitalized terms used in this Registration Rights Agreement without definition shall have the meanings ascribed thereto in the Stock Purchase Agreement).

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound, the parties hereto agree as follows:

         1. REGISTRATION RIGHTS

         1.1 (a) The Company shall as expeditiously as practicable, but in any event not later than December 31, 1998, prepare and file with the Securities and Exchange Commission (the "COMMISSION") one or more registration statements (individually and collectively, the "REGISTRATION STATEMENT") under the Securities Act of 1933 (the "1933 ACT"), providing for the registration of the Shares (together with all shares of Common Stock issued in connection therewith, including by way of a stock split or other adjustment or stock dividend, the "REGISTRABLE SECURITIES") for sale by the Purchasers, then holding such securities (including with respect to Apollo Partners, LLC., its principals who for the purpose of this Agreement shall be included in the term "PURCHASER"). Thereafter, the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective not later than February 26, 1999. If at any time after the Registration Statement becomes effective, the Registration Statement is not available for sales by any Purchaser, then the Company shall, as expeditiously as possible, prepare and file with the Commission, to the extent required, an amendment or new registration statement in order to afford such Purchaser the benefit of the registration contemplated in this Section 1.1, and shall use its reasonable best efforts to have such amendment or new registration statement declared effective as promptly as practicable.

         (b) Notwithstanding the foregoing, in the event that the Company proposes to undertake an underwritten public offering immediately prior to the filing of or during the pendency or effectiveness of the Registration Statement, each Purchaser will be obligated to either (x) join the underwritten offering with respect to all or a portion of the Registerable Securities requested by such Purchaser to be included therein (subject to the approval of the managing underwriter, which may exclude such shares entirely or require pro rata cut-back with other selling shareholders, and/or (y) execute a "lock-up" agreement with respect to the sale or other disposition of any Registrable Securities not so included or permitted to be included for a period commencing with the filing of the related registration statement and ending 90 days after the effective date of the related Registration Statement, but in any event not more than 135 in the aggregate.

         1.2. REGISTRATION PROCEDURES.

         (a) The Registration Statement may be in any form for which the Company then qualifies or which counsel for the Company deems appropriate;

         (b) Before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Purchasers, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and after the filing of the Registration Statement, the Company will promptly notify the Purchasers of any stop order issued or, to the knowledge of the Company, threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (c) The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective for so long as any of the Registrable Securities remain owned by a Purchaser, and so long as such registration is necessary to permit the public resale thereof without any limitation on the amount of such sales pursuant to Rule 144 under the Securities Act or otherwise, and comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities during such period in accordance with the intended methods of disposition set forth in the registration statement;

         (d) The Company shall furnish to each Purchaser, before filing the Registration Statement, if requested, copies of the Registration Statement as proposed to be filed, and thereafter furnish to each Purchaser such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the registration statement (including each preliminary prospectus) and such other document as the Purchasers may reasonably request in order to facilitate the disposition of the Registrable Securities;

         (e) The Company shall use its commercially reasonable efforts to register or qualify the Registerable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Purchasers shall reasonably request (provided that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified to do business) and do any and all other acts or things which may be necessary or advisable to enable such seller to consummate the public sale or other disposition in such jurisdictions of such Registrable Securities;

         (f) The Company shall notify the each Purchaser, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Purchasers prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (g) The Company shall furnish, at the request of each Purchaser on the date that the Registration Statement becomes effective, (a) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the Purchasers, stating that such registration statement has become effective under the 1993 Act; and (b) a letter, dated such date, from the independent certified public accountants of the Company addressed to the Purchasers making such request, stating that they are independent certified public accountants within the meaning of the 1933 Act, and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplemental thereto, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, and covering such other matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration, if independent certified public accountants are normally requested to provide comfort on such matters, as such Purchaser may reasonably request.

         (h) The Company shall make available for inspection by the Purchasers and any attorney, accountant or other professional retained by any Purchaser or any underwriter (collectively, the "INSPECTORS"), all financial and other records, permanent corporate documents and properties of the Company (collectively, the "RECORDS") as are reasonably necessary to enable them to exercise due diligence, and cause the Company's officers, directors, and employees to supply all information reasonably requested by such Inspectors in connection with the registration statement. The Purchasers further agree that they will, upon learning that disclosure of such Records is sought in a court of component jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

         (i) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act and covering a period of twelve months, beginning within three months after the effective date of the Registration Statement;

         (j) The Company shall use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange (if any) on which similar securities issued by the Company are then listed; and

         (k) The Company shall provide a transfer agent and registrar for all of the Registrable Securities not later then the effective date of such Registration Statement.

         1.3. DISCONTINUANCE OF DISPOSITION. The Purchasers, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 1.2 (f) shall forthwith discontinue disposition of the Registrable Securities until the Purchaser receives copies of the supplemented or amended prospectus contemplated by Section 1.2 (f) or until it is advised in writing (the "ADVICE") by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus.

         1.4. INFORMATION TO BE FURNISHED BY PURCHASERS. Each Purchaser all furnish to the Company such information and execute such documents regarding the Registrable Securities held by such Purchaser and the intended method of disposition thereof as the Company shall reasonably request in connection with the action to be taken by the Company.

         1.5. EXPENSES OF REGISTRATION. The Company shall pay all expenses incurred by the Company in complying with Section 1.1 and 1.3 (other than the underwriter's discounts and commissions and fees and expenses of special counsel to the Purchasers, if any), including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, fees, and disbursements of counsel to the Company, and of the Company's independent public accountants.

         1.6. INDEMNIFICATION.

         (a) The Company shall indemnify and hold harmless each Purchaser, its executive officers, directors and controlling persons (within the meaning of the 1933 Act) and each person who participates as an underwriter or controlling person of an underwriter (within the meaning of the 1933 Act) with respect to a Registration Statement pursuant to Section 1.1 against any losses, claims, damages or liabilities to which any of them may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of any material fact contained in a registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse any of them for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable hereunder in any such case if any such loss, claim, damage or liability arise out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company for such purpose by such Purchaser or by its representative.

         (b) Each Purchaser shall indemnify and hold harmless the Company, its executive officers, directors and controlling persons (within the meaning of the 1933 Act) and each person who participates as an underwriter or controlling person of an underwriter (within the meaning of the 1933 Act) with respect to a registration statement pursuant to Section 1.1 against any losses, claims, damages or liabilities to which any of them may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, in reliance upon and in conformity with written information furnished to the supplement thereof, in reliance upon and in conformity with written information furnished to the Company by each Purchaser or by its representative, and will reimbursement any of them for any legal or other expenses reasonably incurred by them in connection with investigating or defending, any such, loss, claim, damage, liability or action.

         (c) A party's obligation to indemnify (the "indemnifying party") and the other party's rights to indemnity and payment (the "indemnified party") under Section 1.6 is contingent upon the indemnified party (i) giving the indemnifying party prompt written notice of such claim; (ii) allowing the indemnifying party to have sole right to control and direct the investigation, preparation and defense of any such claim or action and all negotiations for its settlement or compromise; and (iii) providing reasonable assistance to the indemnifying party, such assistance to be solely at the cost and expense of the indemnifying party. The indemnified party, at its own expense, shall be entitled to participate in the defense and to receive copies of all pleadings and other papers in connection with the claim.

         (d) If for any reason the indemnification provided for in the preceding Sections 1.6 (a) and 1.6 (b) is unavailable to an indemnified party as contemplated by those sections, then the indemnifying party will contribute to the amount paid or payable to the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no Purchaser will not be required to contribute in an amount greater than the difference between the net proceeds received by such Purchaser with respect to the sale of any Registrable Securities and all amounts already contributed by such Purchaser with respect to such claims.

         1.7. UNDERWRITING AGREEMENT. If the Registrable Securities are to be sold pursuant to a registration statement in an underwritten offering in which no shares of the Company are being sold for the account of the Company, the Company agrees to enter into an underwriting agreement with the underwriter or underwriters (who shall be subject to the approval of the Company) containing customary representations and warranties with respect to the business and operations of the Company, including without limiting the generality of the foregoing, customary provisions with respect to indemnification by the Company of the underwriters of such offering.

         2. MISCELLANEOUS

         2.1. OWNER OF REGISTRABLE SECURITIES. The Company may deem and treat the person in whose name the Registrable Securities are registered as the absolute owner thereof for all purposes whatsoever.

         2.2. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each Purchaser, and the term "Purchaser" shall be deemed to be include each such holder of Registrable Securities. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

         2.3. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to such state's conflicts of law principles.

         2.4. NOTICE. Any notice or other communication required or permitted hereunder shall be sufficiently given only if sent by facsimile transmission or by registered or certified mail, postage prepaid, addressed as follows or to such other address or addresses as may hereafter be furnished in writing by notice similarly given by one party to the other:

                  To the Company:   NewStar Media Inc.
                                    8955 Beverly Blvd.
                                    Los Angeles, CA  90048
                                    Telephone:  (310) 786-1600
                                    Facsimile:    (310) 247-2932

                  The Purchasers:   Apollo Partners Ltd.
                                    500 5th Avenue
                                    Suite #3520
                                    New York, NY  10110

                                    Ron Lightstone
                                    NewStar Media
                                    8955 Beverly Blvd.
                                    Los Angeles, CA  90048

                  With a required
                  copy to: Morrison Cohen Singer & Weinstein, LLP 770 Lexington Avenue
                                    New York, New York  10022
                                    Attn:    Peter D. Weinstein, Esq.
                                             Jack Levy, Esq.
                                    Telephone:  212-734-8600
                                    Facsimile:    212-735-8708

         2.5. FULL AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to transactions contemplated hereby, and shall not be modified or amended except by written agreement of all parties hereto.

         2.6. HEADINGS. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not be considered a part hereof.

         2.7. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first forth above.

                                THE COMPANY:

                                NEWSTAR MEDIA INC.

                                By:_____________________________________________
                                   Name: Neil Topham
                                   Title:  Vice President & Chief
                                           Financial Officer

                                THE PURCHASERS:

                                APOLLO PARTNERS, LLC

                                By:_____________________________________________
                                   Terrence Elkes
                                   Manager

                                   _____________________________________________
                                   Ronald Lightstone